Exhibit (g)(12)

AMENDED AND RESTATED

SCHEDULE I

TO WADDELL & REED ADVISORS CUSTODY AGREEMENT

This Amended and Restated Schedule I, as amended May 18, 2017 (“Schedule I”), to the Waddell & Reed Advisors Custody Agreement dated March 9, 2012 (the “Agreement”) is effective as of May 18, 2017, and supersedes any prior Schedule I to the Agreement.

Waddell & Reed Advisors Accumulative Fund

Waddell & Reed Advisors Bond Fund

Waddell & Reed Advisors Cash Management Fund

Waddell & Reed Advisors Continental Income Fund

Waddell & Reed Advisors Core Investment Fund

Waddell & Reed Advisors Dividend Opportunities Fund

Waddell & Reed Advisors Energy Fund

Waddell & Reed Advisors Global Bond Fund

Waddell & Reed Advisors Global Growth Fund

Waddell & Reed Advisors Government Securities Fund

Waddell & Reed Advisors High Income Fund

Waddell & Reed Advisors Municipal Bond Fund

Waddell & Reed Advisors Municipal High Income Fund

Waddell & Reed Advisors New Concepts Fund

Waddell & Reed Advisors Science and Technology Fund

Waddell & Reed Advisors Small Cap Fund

Waddell & Reed Advisors Tax-Managed Equity Fund

Waddell & Reed Advisors Value Fund

Waddell & Reed Advisors Vanguard Fund

Waddell & Reed Advisors Wilshire Global Allocation Fund1,2,3

1 Including the wholly-owned subsidiary WRA ASF, LLC

2 Including the wholly-owned subsidiary WRA ASF II, Ltd.

3 Including the wholly-owned subsidiary WRA ASF III (SBP), LLC